UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2005

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On December 7, 2005, Alloy issued a press release announcing that its Board of Directors approved the spin-off of its wholly-owned subsidiary, dELiA*s, Inc. (“dELiA*s”), which currently operates Alloy’s merchandising business, and will be distributing to Alloy stockholders all outstanding shares of dELiA*s common stock owned by Alloy. The distribution is expected to occur on December 19, 2005 to Alloy stockholders of record at the close of business on December 7, 2005. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On December 9, 2005, Alloy issued a press release reconfirming that its Board of Directors approved the spin-off of dELiA*s, and will be distributing to Alloy stockholders all outstanding shares of dELiA*s common stock owned by Alloy. Ex-dividend trading in Alloy common stock (i.e., reflecting the dELiA*s spin-off) will commence on the trading date immediately following the effectiveness date of the dELiA*s registration statement on Form S-1. A copy of the press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

On December 12, 2005, Alloy issued a press release announcing that the Securities and Exchange Commission, on December 12, 2005, declared effective the Registration Statement on Form S-1 of dELiA*s relating to (i) the 23,339,782 shares of dELiA*s common stock, par value $.001 per share, to be distributed by Alloy to holders of Alloy common stock and (ii) the 2,691,790 shares of dELiA*s’ common stock proposed to be issued in dELiA*s’ proposed $20 million subscription rights offering. A copy of the press release is filed as Exhibit 99.3 to this report and is incorporated herein by reference.

On December 13, 2005, Alloy issued a press release clarifying that ex-dividend trading in Alloy common stock (i.e., reflecting the dELiA*s spin-off) will commence on the trading date immediately following the spin-off completion date. A copy of the press release is filed as Exhibit 99.4 to this report and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit.

99.1	Press Release dated December 7, 2005.

99.2	Press Release dated December 9, 2005.

99.3	Press Release dated December 12, 2005.

99.4	Press Release dated December 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: December 15, 2005	/S/ MATTHEW C. DIAMOND
Matthew C. Diamond
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 7, 2005.

99.2	Press Release dated December 9, 2005.

99.3	Press Release dated December 12, 2005.

99.4	Press Release dated December 13, 2005.